CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Short-Term Investments Trust of our reports dated October 30, 2017, relating to the financial statements and financial highlights, which appear in Invesco Liquid Assets Portfolio’s (formerly Liquid Assets Portfolio), Invesco STIC Prime Portfolio’s (formerly STIC Prime Portfolio), Invesco Treasury Portfolio’s (formerly Treasury Portfolio), Invesco Government & Agency Portfolio’s (formerly Government & Agency Portfolio), Invesco Treasury Obligations Portfolio’s (formerly Treasury Obligations Portfolio) and Invesco Tax-Free Cash Reserve Portfolio’s (formerly Tax-Free Cash Reserve Portfolio) Annual Reports on Form N-CSR for the year ended August 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

December 12, 2017